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                                                      FEDERAL IDENTIFICATION NO.

                   Examiner The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

 Name

 Approved       We, Kathleen M. Delaney,  President / Vice President, and Mark
                D. Director, Clerk / Assistant Clerk of Woburn Vending, Inc.

located at 11 Wheeling Avenue, Woburn, MA 01801
                  (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization
was duly adopted at a meeting held on September 25                    1998
by a vote of the directors/or:

  100       shares of Common Stock           of    100       shares outstanding,
            (type, class & series, if any)

     shares of                               of          shares outstanding, and
            (type, class & series, if any)

     shares of                               of              shares outstanding,
            (type, class & series, if any)

"being at least a majority of each type, class or series outstanding and entitled to vote thereon:

    C      / /                      ARTICLE I

    P      / /             The name of the corporation is:

    M      / /                 Woburn Vending, Inc.

  R.A.     / /

                                   ARTICLE II

The purpose of the corporation is to engage in the following business activities:

a) To buy, sell and manufacture cigars, cigarettes and tobacco products, candies, confections and soda fountains supplies of every kind, and to buy, own, sell or lease real estate necessary to carry out the objects of the business.

b) To manufacture, purchase, acquire and hold vending machines and any machinery and applications incidental to carrying out a vending machine business.

c) To acquire goodwill, property and assets of any other person or corporation engaged in a similar line of business.

d) To carry on any business or other activity which may be lawfully carried on by a corporation organized under the laws of the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.

          *Delete the inapplicable words.    "Delete the inapplicable clause.
          Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 112 x 11 sheets of paper with a left margin of at least I inch. Additions to more than one article may be made on a P.C. single sheet so long as each article requiring each addition is clearly indicated


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                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

        WITHOUT PAR VALUE                           WITH PAR VALUE
      TYPE      NUMBER OF SHARES    TYPE    NUMBER OF SHARES   PARVALUE
     Common:         1, 000        Common:


     Preferred:      0            Preferred:

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

None

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None

                                   ARTICLE VI

"Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

The existence of the Corporation shall be perpetual.

 **If there are no provisions state "None".

Note., The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of AmendmenL


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                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing. October 1, 1998

                                  ARTICLE VIII

The information contained in ARTICLE VIH is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 11 Wheeling Avenue, Woburn, MA 01801

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


 NAME          RESIDENTIAL ADDRESS      POST OFFICE ADDRESS

President:    David MacIsaac           11 Cabot Street             11 Wheeling Avenue
                                       Milton, MA  02186           Woburn, MA 01801

Treasurer:    Toby Levine              463 Commonwealth Ave.       11 Wheeling Avenue
                                       Boston, MA  02215           Woburn, MA 01801

Clerk:        Veronica Travers         3 Hawthorne Village Rd.     11 Wheeling Avenue
                                       Nashua, NH  03062           Woburn, MA 01801

VP:           Kathleen M. Delaney      3117 Winnett Road           1025 Thomas Jefferson St, NW
                                       Chevy Chase, MD  20815      Ste. 600 East
                                       Washington, DC  20007

VP &
Asst. Clerk:  Mark D. Director         10101 Greyhorse Ct.         1025 Thomas Jefferson St, NW
                                       Potomac, MD  20854          Ste. 600 East
                                                                   Washington, DC  20007

 Directors:    See 1 in Addendum

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of. April

d. The name and business address of the resident agent, if any, of the corporation is: C T Corporation System, 2 Oliver Street, Boston, MA 02109

 **We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

 SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of September 1998


               /s/  Kathleen M. Delaney               President / Vice President
               --------------------------                         --------------
                Kathleen M. Delaney

               /s/  Mark D. Director                     Clerk / Assistant Clerk
               --------------------------                        ---------------
                Mark D. Director

 *Delete the inapplicable words.    "If there are no amendments, state "None".



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                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

 I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of S having been paid, said articles are deemed to have been filed with me this - day of

                             , 19 -

 Effective date:

                             WILLIAM FRANCIS GALVIN
                             Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                         Photocopy of document to be sent to:

                  C T CORPORATION SYSTEM
                  2 Oliver Street
                  Boston, Massachusetts 02109
                  Telephone: (617) 482-4420


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                                    Addendum

Name:                      Mark D. Director
Residential address:       10101 Greyhorse Court, Potomac, MD 20854
Post Office address:       1025 Thomas Jefferson St., NW Ste. 600 East,
                           Washington, DC   20007

Name:                      Donald H. Platt
Residential address:       15606 Blackberry Driv, North Potomac, MD 20878
Post Office address:       1025 Thomas Jefferson St., NW, Ste. 600 East,
                           Washington, DC   20007

Name:                      Lawrence Levine
Residential address:       40 South Point Lane, #168, Ipswich, MA  01938-1048
Post Office address:       11 Wheeling Avenue, Woburn, NIA 0 1801